FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  APRIL 1, 1999


                            GREATER COMMUNITY BANCORP
             (Exact name of registrant as specified in its charter)


    NEW JERSEY                  0-14294              22-2545165
  (State or other             (Commission         (IRS Employer
  jurisdiction of               File No.)         Identification
  incorporation)                                      No.)


                  55 UNION BOULEVARD, TOTOWA, NEW JERSEY 07512
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: 973-942-1111


          ____________________________________________________________
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

     Effective April 1, 1999, Greater Community Bancorp (the "Corporation") consummated the acquisition of First Savings Bancorp of Little Falls, Inc. ("First Savings") and its subsidiary, First Savings Bank of Little Falls, F.S.B. (the "Bank"). The main offices of First Savings and the Bank were located in Little Falls, Passaic County, New Jersey. The Bank had three branch offices.

     The acquisition was made pursuant to a merger agreement entered into in September, 1998 (the "Merger Agreement"). A copy of the Merger Agreement was previously filed as Exhibit 2.1 to the Corporation's Form 8-K filed on September 10, 1998.

     Pursuant to the Merger Agreement: (1) the Corporation paid the stockholders of First Savings $23 million in cash; (2) GCB Acquisition Corp., a wholly-owned subsidiary of the Corporation, merged with and into First Savings, which was the surviving corporation of the merger and thereby became a wholly-owned subsidiary of the Corporation; and (3) the Bank merged with and into Great Falls Bank, one of the Corporation's bank subsidiaries. In a concurrent reorganization, the assets and liabilities of one of the Bank's branches, located in Little Ferry, New Jersey, were transferred to Bergen Commercial Bank, the Corporation's other bank subsidiary.

     The assets acquired in the merger were as follows:

          - Approximately $109.8 million in net loans.

          - Approximately $57.8 million in investments (primarily, approximately $37.0 million in taxable securities, net, and approximately $19.1 million in mortgage-backed securities, net).

          - Approximately $7.7 million in nonearning assets (primarily, approximately $1.2 million in cash and due from banks, and approximately $1.5 million in real estate owned, net; also includes approximately $2.7 in fixed assets, net, consisting of leasehold improvements, equipment and other physical assets related to the conduct of the Bank's banking business. The Bank had used such fixed assets in its banking business. The Corporation's Bank Subsidiaries intend to continue to use substantially all such fixed assets in their conduct of the banking business at the newly-acquired branch locations.

     In connection with the merger the Corporation also assumed approximately $175.3 million in liabilities, consisting primarily of approximately $174.2 million in deposits, of which approximately $165.7 million were interest-bearing and approximately $8.4 million were non-interest-bearing.

     The sources of the Corporation's funds to pay the $23 million purchase price were as follows: (1) $12.1 million from the proceeds of a short-term borrowing from Atlantic Central Bankers Bank; and (2) the remaining $10.9 million from cash on hand.

     The $23 million purchase price is approximately 227% of the book value of First Savings at December 31, 1998 and 27 times its earnings for the twelve months ended December 31, 1998.

     The First Savings acquisition will be accounted for as a purchase. The acquisition will both increase the Corporation's consolidated assets by approximately 47% and reduce its tangible net worth by approximately $14.0 million, or 44%. The Bank had approximately $180 million in assets, and operated from three branches. As a result of the acquisition the Corporation has net loans of approximately $310.8 million, deposits of approximately $467.6 million and total assets of approximately $547.7 million. The acquisition will result in an increase of approximately $14.0 million in the Corporation's intangible assets reflecting the premium paid, and concurrent reductions of the Corporation's regulatory capital to approximately the following estimated levels:

                                                      Pro Forma Capital Analysis
                                                      --------------------------
                                                          Pre-          Post-
                                                      Acquisition    Acquisition
                                                      -----------    -----------
Tier 1 Leverage Ratio (Tier I/Average Assets)            11.21%         6.21%
Tier I Core Capital Ratio                                 8.08%         3.85%
Tier I Risk-Based Capital Ratio                          15.32%         8.86%
Tier I & Tier II Risk-Based Capital Ratio                21.58%        13.26%

     The foregoing approximate numbers are estimates only. More complete actual results will be reported in subsequent filings.

     The Corporation anticipates the First Savings acquisition will have an insignificant impact on earnings in 1999 and will be accretive to earnings in 2000. On a cash earnings basis (excluding the effect of amortization of goodwill, which will be amortized over 20 years), the acquisition is expected to be accretive to earnings in 1999 and 2000. However, there can be no guarantee in this regard.

     The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward looking terminology as "projected", "estimated", "expect", "look", "believe", "anticipate", "may", "will", or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, Rock's ability to generate deposits and loans and attract qualified employees, the direction of interest rates, levels of loan quality and origination volume, continued relationships with major customers including sources for loans, successful completion of the implementation of Year 2000 technology changes, as well as the effects of economic conditions and legal and regulatory barriers and structure. Actual results may differ materially from such forward-looking statements. The Corporation assumes no obligation for updating any such forward-looking statement at any time.

Item 7.  Financial Statements and Exhibits.

Item 7(a) Financial Statements of the acquired institution


                          INDEPENDENT AUDITORS' REPORT


To The Board of Directors
Greater Community Bancorp
Totowa, New Jersey


We have audited the accompanying consolidated statements of financial condition of First Savings Bancorp of Little Falls, Inc. (the "Corporation") and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to in the second preceding paragraph present fairly, in all material respects, the consolidated financial position of First Savings Bancorp of Little Falls, Inc. and Subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.


March 19, 1999, except for Note 2, as to which the date is March 31, 1999.

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                 December 31,
                                                          ---------------------------
                                                              1998          1997
                                                          ------------   ------------
Assets
Cash and amounts due from depository institutions         $  2,030,360   $  2,142,413
Interest-bearing deposits in other banks                    11,585,467      1,540,810
                                                          ------------   ------------
     Total cash and cash equivalents                        13,615,827      3,683,223

Securities available for sale                               23,307,610     31,226,440
Investment securities held to maturity                      24,146,459     19,643,589
Mortgage-backed securities held to maturity                  8,012,644     10,414,679
Loans receivable                                           109,203,584    105,467,485
Real estate owned                                            1,485,738      1,640,004
Premises and equipment                                       2,703,869      2,775,060
Federal Home Loan Bank of New York stock                     1,154,400      1,106,600
Interest receivable                                          1,357,687      1,379,628
Other assets                                                 1,551,834        807,631
                                                          ------------   ------------
     Total assets                                         $186,539,652   $178,144,339
                                                          ============   ============
Liabilities and stockholders' equity

Liabilities

Deposits                                                  $174,465,620   $166,758,857
Borrowed money                                                 508,680        551,132
Advance payments by borrowers for taxes and insurance          795,293        769,354
Other liabilities                                              176,506        200,537
                                                          ------------   ------------
     Total liabilities                                     175,946,099    168,279,880
                                                          ------------   ------------
Commitments and contingencies                                     --             --

Stockholders' equity

Preferred stock - par value $0.01 per share; authorized
 1,000,000 shares; issued and outstanding -0- shares              --             --
Common stock - par value $1.00 per share;
  authorized 5,000,000 shares;
  issued and outstanding 440,100 shares                        440,100        440,100
Paid-in capital                                              4,316,670      3,670,377
Retained earnings - substantially restricted                 5,673,009      5,458,904
Accumulated other comprehensive income                         163,774        295,078
                                                          ------------   ------------
     Total stockholders' equity                             10,593,553      9,864,459
                                                          ------------   ------------
     Total liabilities and stockholders' equity           $186,539,652   $178,144,339
                                                          ============   ============

See notes to consolidated financial statements.

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                Year Ended December 31,
                                                     -------------------------------------------
                                                          1998           1997          1996
                                                      ------------   ------------   ------------
Interest income:
     Loans                                            $  8,921,099   $  8,638,815   $  7,686,356
     Mortgage-backed securities                          1,477,091      1,810,796      1,935,936
     Investments                                         2,172,773      1,853,970      1,730,414
     Other interest-earning assets                         517,396        403,835        102,974
                                                      ------------   ------------   ------------
          Total interest income                         13,088,359     12,707,416     11,455,680
                                                      ------------   ------------   ------------
Interest expense:
     Deposits                                            8,510,485      8,083,690      6,593,393
     Borrowed money                                         35,727         20,332        591,823
                                                      ------------   ------------   ------------
          Total interest expense                         8,546,212      8,104,022      7,185,216
                                                      ------------   ------------   ------------
Net interest income                                      4,542,147      4,603,394      4,270,464
Provision for loan losses                                  138,000        101,174        142,500
                                                      ------------   ------------   ------------
Net interest income after provision for loan losses      4,404,147      4,502,220      4,127,964
                                                      ------------   ------------   ------------
Non-interest income:
     Fees and service charges                               99,297         90,980         90,606
     Gain on calls and sales of securities                    --            7,836          3,575
     Gain on sale of loans                                     217           --             --
     Miscellaneous                                          63,378         68,060         85,884
                                                      ------------   ------------   ------------
          Total non-interest income                        162,892        166,876        180,065
                                                      ------------   ------------   ------------
Non-interest expenses:
     Salaries and employee benefits                      1,487,015      1,457,573      1,368,656
     Net occupancy expense of premises                     249,735        243,005        245,327
     Equipment                                             397,181        375,333        361,738
     Loss on foreclosed real estate                         39,408        161,599        396,168
     Federal insurance premium                             101,823         98,312      1,130,410
     Legal fees                                            192,858        276,148        170,763
     Amortization of intangibles                            33,333         33,336         33,336
     Miscellaneous                                         704,747        793,305        780,741
                                                      ------------   ------------   ------------
          Total non-interest expenses                    3,206,100      3,438,611      4,487,139
                                                      ------------   ------------   ------------
Income (loss) before income taxes (benefit)              1,360,939      1,230,485       (179,110)
Income taxes (benefit)                                     486,684        436,373        (59,039)
                                                      ------------   ------------   ------------
Net income (loss)                                          874,255        794,112       (120,071)
Preferred stock dividends                                     --             --          170,000
                                                      ------------   ------------   ------------
Net income (loss) applicable to common shares         $    874,255   $    794,112   $   (290,071)
                                                      ------------   ------------   ------------
Net income (loss) per common share:
     Basic                                            $       1.99   $       1.80   $      (2.90)
     Diluted                                                  1.99           1.80          (0.27)
                                                      ------------   ------------   ------------
Dividends declared per common share                   $       1.50   $       1.00   $       --
                                                      ------------   ------------   ------------

See notes to consolidated financial statements.

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                                              Year Ended December 31,
                                                                       -----------------------------------
                                                                          1998         1997        1996
                                                                       ---------    ---------    ---------
Net income (loss)                                                      $ 874,255    $ 794,112    $(120,071)
                                                                       ---------    ---------    ---------
Other comprehensive income, net of income taxes:
        Unrealized gains (losses) on securities available for sale, net of income taxes of $71,486, $(76,676) and $(21,469),
          respectively                                                  (131,304)     140,716       28,322

        Reclassification adjustment for realized gains on securities available for sale, net of income taxes of $2,819 and
          $1,636 in 1997 and 1996, respectively                             --         (5,017)      (2,912)
                                                                       ---------    ---------    ---------
Other comprehensive income                                              (131,304)     135,699       25,410
                                                                       ---------    ---------    ---------
Comprehensive income (loss)                                            $ 742,951    $ 929,811    $ (94,661)
                                                                       =========    =========    =========

See notes to consolidated financial statements.

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                       Retained       Accumulated
                                                                                      Earnings -         Other           Total
                                       Preferred       Common         Paid-in       Substantially     Comprehensive   Stockholders'
                                         Stock         Stock          Capital        Restricted          Income          Equity
                                         -----         -----          -------        ----------          ------          ------
Balance - December 31, 1995              $340         $100,100      $4,010,037       $5,352,463         $133,969       $9,596,909

Net (loss) for the year
 ended December 31, 1996                   --               --              --         (120,071)              --         (120,071)

Unrealized gain on
  securities available
  for sale, net of
  income tax effect                        --               --              --               --           25,410           25,410

Conversion of preferred
 stock to common stock                   (340)         340,000        (339,660)              --               --               --

Dividend on preferred stock                --               --              --         (170,000)              --         (170,000)
                                         ----         --------      ----------       ----------         --------       ----------
Balance - December 31, 1996                --          440,100       3,670,377        5,062,392          159,379        9,332,248

Net income for the year
 ended December  31, 1997                  --               --              --          794,112               --          794,112

Unrealized gain on
  securities available
  for sale, net of
  income tax effect                        --               --              --               --          135,699          135,699

Dividend on common stock                   --               --              --         (397,600)              --         (397,600)
                                         ----         --------      ----------       ----------         --------       ----------
Balance - December 31, 1997                --          440,100       3,670,377        5,458,904          295,078        9,864,459

Net income for the year
 ended December  31, 1998                  --               --              --          874,255               --          874,255

Unrealized loss on
  securities available
  for sale, net of
  income tax effect                        --               --              --               --         (131,304)        (131,304)

Dividend on common stock                   --               --              --         (660,150)              --         (660,150)

Income tax benefit related to
  restricted stock award                   --               --         646,293               --               --          646,293
                                         ----         --------      ----------       ----------         --------       ----------
Balance - December 31, 1998              $ --         $440,100      $4,316,670       $5,673,009         $163,774      $10,593,553
                                         ====         ========      ==========       ==========         ========       ==========

See notes to consolidated financial statements.

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 Year Ended December 31,
                                                                      ----------------------------------------------
                                                                           1998            1997            1996
                                                                      ------------     ------------     ------------
Cash flows from operating activities:
     Net income (loss)                                                $    874,255     $    794,112     $   (120,071)
     Adjustments to reconcile net income (loss) to
       net cash provided by operating activities:
          Depreciation                                                     263,934          284,052          287,849
          Amortization of premiums, discounts and fees, net                254,482          183,675          307,664
          Amortization of intangibles                                       33,333           33,336           33,336
          Deferred income taxes                                            (36,286)         147,493          (84,225)
          Provision for losses on loans and real estate owned              138,000          138,511          399,000
          Net (gain) loss on sales of assets                               (17,844)          (8,817)           4,965
          (Increase) decrease in interest receivable                        21,941         (268,863)         317,103
          (Increase) decrease in other assets                             (333,582)          55,198          194,656
          (Decrease) increase in accrued interest payable                 (130,287)          12,111              966
          Increase (decrease) in other liabilities                         286,317           68,040          (16,745)
                                                                      ------------     ------------     ------------
               Net cash provided by operating activities                 1,354,263        1,438,848        1,324,498
                                                                      ------------     ------------     ------------
Cash flows from investing activities:
     Purchases of:
          Securities available for sale                                 (2,120,003)      (3,202,687)     (12,189,859)
          Investment securities held to maturity                       (27,356,260)     (26,607,569)              --
          Mortgage-backed securities held to maturity                   (1,021,875)              --      (12,491,176)
          Loans receivable                                                      --               --       (6,135,880)
          Premises and equipment                                          (192,743)        (102,797)        (339,230)
          Federal Home Loan Bank of New York stock                         (47,800)        (181,000)        (102,300)
     Principal repayments on:
          Securities available for sale                                  9,569,720        6,085,224        6,442,347
          Investment securities held to maturity                        22,859,999        9,000,000       17,000,000
          Mortgage-backed securities held to maturity                    3,413,896        2,393,587        1,817,557
     Proceeds from sales of:
          Securities available for sale                                         --        3,340,764        3,924,166
          Mortgage-backed securities held to maturity                           --               --          403,979
          Loans receivable                                                  98,727               --           64,615
          Real estate owned                                                350,742          612,029          638,401
     Net (increase) in loans receivable                                 (4,136,212)     (10,121,440)      (2,929,591)
     Additions to real estate owned                                             --          (51,355)        (104,711)
     Payments applied to real estate owned                                      --            6,000           13,380
                                                                      ------------     ------------     ------------
               Net cash provided by (used in) investing activities       1,418,191      (18,829,244)      (3,988,302)
                                                                      ============     ============     ============

See notes to consolidated financial statements.

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                               Year Ended December 31,
                                                                                    ----------------------------------------------
                                                                                        1998             1997             1996
                                                                                    ------------     ------------     ------------
Cash flows from financing activities:
     Net increase in deposits                                                       $  7,836,813     $ 10,153,709     $ 24,959,065
     Proceeds, net of repayments, from short-term borrowed money                              --               --      (12,600,000)
     Proceeds of long-term debt                                                               --          568,000               --
     Repayments of long-term debt                                                        (42,452)         (16,868)              --
     Increase in advance payments
       by borrowers for taxes and insurance                                               25,939          135,539           70,553
     Cash dividend paid on preferred stock                                                    --          (42,500)        (170,000)
     Cash dividend paid on common stock                                                 (660,150)        (397,600)         (50,050)
                                                                                    ------------     ------------     ------------
          Net cash provided by financing activities                                    7,160,150       10,400,280       12,209,568
                                                                                    ------------     ------------     ------------
Net increase (decrease) in cash and cash equivalents                                   9,932,604       (6,990,116)       9,545,764
Cash and cash equivalents - beginning                                                  3,683,223       10,673,339        1,127,575
                                                                                    ------------     ------------     ------------
Cash and cash equivalents - ending                                                  $ 13,615,827     $  3,683,223     $ 10,673,339

Supplemental disclosure of cash flow information: Cash paid during the year for:
          Interest                                                                  $  8,676,499     $  8,091,911     $  7,195,772
                                                                                    ------------     ------------     ------------
          Income taxes, net of refunds                                              $    283,227     $    240,792     $   (210,459)
                                                                                    ------------     ------------     ------------
     Unrealized (loss) gain on securities available for sale, net                   $   (131,304)    $    135,699     $     25,410
                                                                                    ------------     ------------     ------------
     Loans transferred to real estate owned                                         $    178,849     $         --     $    493,186
                                                                                    ------------     ------------     ------------
     Loans originated to facilitate the sale of real estate owned                   $         --     $    663,000     $         --
                                                                                    ------------     ------------     ------------
     Income tax benefit recorded directly to paid-in capital                        $    646,293     $         --     $         --
                                                                                    ------------     ------------     ------------
     Dividends on preferred stock declared but not paid                             $         --     $         --     $     42,500
                                                                                    ------------     ------------     ------------
     Preferred stock converted to common stock                                      $         --     $         --     $    339,660
                                                                                    ------------     ------------     ------------

See notes to consolidated financial statements.

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of consolidated financial statement presentation

     The consolidated financial statements include the accounts of the Corporation and its wholly owned subsidiary, First Savings Bank of Little Falls, FSB (the "Savings Bank"), and the Savings Bank's wholly owned subsidiaries, The First Service Corporation of Little Falls (the "Service Corp.") and Redeem, Inc., and have been prepared in conformity with generally accepted accounting principles. All significant intercompany accounts and transactions have been eliminated in consolidation.

     In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of consolidated financial condition and revenues and expenses for the periods then ended. Actual results could differ significantly from those estimates.

     Material estimates that are particularly susceptible to significant changes relate to the determination of the allowance for loan losses, the valuation of real estate owned and the determination of the amount of deferred tax assets which are more likely than not to be realized.

     Management believes that the allowance for loan losses is adequate, real estate owned is appropriately valued and deferred tax assets recorded are more likely than not to be realized. While management uses available information to recognize losses on loans and real estate owned, future additions to the allowance for loan losses or further writedowns of real estate owned may be necessary based on changes in economic conditions in the Savings Bank's market area.

     In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Savings Bank's allowance for loan losses and real estate owned valuations. Such agencies may require the Savings Bank to recognize additions to the allowance or additional writedowns based on their judgments about information available to them at the time of their examination.

     Cash and cash equivalents

     Cash and cash equivalents include cash and amounts due from depository institutions and interest-bearing deposits with other financial institutions with original maturities of three months or less.

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

     Investment and mortgage-backed securities

     Investments in debt securities that the Corporation has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized holding gains and losses included in earnings. Debt and equity securities not classified as trading securities nor as held-to-maturity securities are classified as available for sale securities and reported at fair value, with unrealized holding gains or losses, net of deferred income taxes, reported in the accumulated other comprehensive income component of stockholders' equity.

     Premiums and discounts on all securities are amortized/accreted using the interest method. Interest and dividend income on securities, which includes amortization of premiums and accretion of discounts, is recognized in the consolidated financial statements when earned. The adjusted cost basis of an identified security sold or called is used for determining security gains and losses recognized in the consolidated statements of operations.

     Loans receivable

     Loans receivable are stated at unpaid principal balances less the allowance for loan losses and deferred loan fees and discounts. Interest is calculated by the use of the actuarial method.

     The Savings Bank defers loan origination fees and certain direct loan origination costs and accretes such amounts as an adjustment of yield over the contractual lives of the related loans. Discounts on loans purchased are recognized as income by use of a method which approximates the level-yield method over the terms of the respective loans.

     Uncollectible interest on loans that are contractually past due is charged off and the related loans placed on nonaccrual status. Income is subsequently recognized only to the extent that cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is probable, in which case the loan is returned to an accrual status.

     Allowance for loan losses

     An allowance for loan losses is maintained at a level considered adequate to absorb future loan losses. Management of the Savings Bank, in determining the allowance for loan losses, considers the risks inherent in its loan portfolio and changes in the nature and volume of its loan activities, along with the general economic and real estate market conditions. The Savings Bank utilizes a two-tier approach: (1) identification of impaired loans and establishment of specific loss allowances on such loans; and (2) establishment of general valuation allowances on the remainder of its loan portfolio. The Savings Bank maintains a loan review system which allows for a periodic review of its loan portfolio and the early identification of potential impaired loans. Such system takes into consideration, among other things, delinquency status, size of loans, type and estimated fair value of collateral and financial

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

     Allowance for loan losses (Cont'd.)

     condition of the borrowers. Specific loan loss allowances are established for identified loans based on a review of such information. General loan loss allowance are based upon a combination of factors including, but not limited to, actual loan loss experience, composition of loan portfolio, current economic conditions and management's judgment. Although management believes that adequate specific and general loan loss allowances are established, actual losses are dependent upon future events and, as such, further additions to the level of the allowance for loan losses may be necessary.

     Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loans observable market price or fair value of the collateral if the loan is collateral dependent. A loan evaluated for impairment is deemed to be impaired when, based on current information and events, it is probable that the Savings Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. All loans identified as impaired are evaluated independently. The Savings Bank does not aggregate such loans for evaluation purposes. Payments received on impaired loans are applied first to accrued interest receivable and then to principal.

     Real estate owned

     Real estate owned consists of real estate acquired by foreclosure or deed in lieu of foreclosure. Real estate owned is recorded at the lower of cost or fair value at date of acquisition and thereafter carried at the lower of such initially recorded amount or fair value less estimated selling costs.

     Costs incurred in developing or preparing properties for sale are capitalized. Income and expense related to the holding and operating of properties are recorded in operations. Gains and losses from sales of such properties are recognized as incurred.

     Concentration of risk

     The Savings Bank's real estate and lending activity is concentrated in real estate and loans secured by real estate located primarily in the State of New Jersey.

     Premises and equipment

     Premises and equipment are comprised of land, at cost, and buildings, building improvements, furniture, fixtures and equipment, at cost, less accumulated depreciation. Depreciation charges are computed on the straight-line method over the following estimated useful lives:

     Building and improvements               40 to 50 years

     Furniture, fixtures and equipment       3 to 10 years

                     FIRST SAVINGS BANCORP OF LITTLE FALLS
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

     Significant renewals and betterments are charged to the premises and equipment account. Maintenance and repairs are charged to operations in the year incurred. Rental income is netted against occupancy costs in the consolidated statements of operations.

     Income Taxes

     The Corporation and its subsidiaries file a consolidated federal income tax return. Income taxes are allocated based on the contribution of income to the consolidated income tax return. Separate state income tax returns are filed.

     The accrual basis of accounting is used for both financial and income tax reporting. Provisions for income taxes reflected in the consolidated financial statements differ from the amounts reflected in the income tax returns due to temporary differences in the reporting of certain items for financial reporting and tax reporting purposes and the recognition of net operating loss carry forwards for financial reporting purposes. The income tax provision shown in the consolidated financial statements relates to items of income and expense in those statements irrespective of temporary variances for income tax reporting purposes. The tax effect of these temporary variances is accounted for as deferred income taxes applicable to future years. A valuation allowance is provided for deferred tax assets when it is more likely than not that a portion of the deferred tax assets will not be realized.

     Interest rate risk

     The Savings Bank is principally engaged in the business of attracting deposits from the general public and using these deposits, together with borrowings and other funds, to purchase securities and to make loans secured by real estate. The potential for interest-rate risk exists as a result of the generally shorter duration of interest-sensitive liabilities compared to the generally longer duration of interest-sensitive assets. In a rising rate environment, liabilities will reprice faster than assets, thereby reducing the market value of long-term assets and net interest income. For this reason, management regularly monitors the maturity structure of interest sensitive assets and liabilities in order to measure its level of interest-rate risk and to plan for future volatility.

     Excess of cost over assets acquired

     The cost in excess of fair value of net assets (goodwill) is amortized to expense over a period of fifteen years by use of the straight-line method. The remaining unamortized balance amounted to $344,000 and $378,000 at December 31, 1998 and 1997, respectively, and is included in other assets.

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

     Net income per common share

     Basic net income per common share is calculated by dividing net income by the weighted average number of shares of common stock outstanding. Diluted net income per share is calculated by adjusting the weighted average number of shares of common stock outstanding to include the effect of convertible preferred stock. See Note 16 for a reconciliation of such amounts.

     Comprehensive income

     Effective January 1, 1998, the Corporation and the Savings Bank adopted Statement of Financial Accounting Standards ("Statement") No. 130, "Reporting Comprehensive Income". Statement No. 130 requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. As required, the provisions of Statement No. 130 have been retroactively applied to previously reported periods. The application of Statement No. 130 had no material effect on consolidated financial condition or operations.

     Reclassification

     Certain amounts for the years ended December 31, 1997 and 1996 have been reclassified to conform to current year's presentation.


2.   MERGER

     On September 4, 1998, the Corporation signed an Agreement and Plan of Merger (the "Merger Agreement") whereby the Corporation would be acquired by Greater Community Bancorp. Under the Merger Agreement (i) the Company would merge with GCB Acquisition Corp. ("GCB"), a wholly-owned subsidiary of greater Community Bancorp, with the Company surviving, and (ii) the Savings Bank would merge with Great Falls Bank, with Great Falls Bank surviving.

     Upon consummation of the merger, each outstanding share of Company common stock will be converted in the right, subject to adjustment, to receive a cash payment of $52.26. The Merger Agreement was approved by the Company's stockholders on December 29, 1998 and the merger was consummated on March 31, 1999. As of December 31, 1998, there were $282,000 of costs associated with the merger that have been deferred and are included in "Other Assets".

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3.   STOCKHOLDERS' EQUITY

     For the purpose of granting to eligible account holders a priority over stockholders in the event of future liquidation, the Savings Bank, at the time of its conversion to stock form, established a liquidation account in an amount equal to its total net worth of $1,579,000 at March 31, 1992. In the event of future liquidation of the converted Savings Bank (and only in such event), an eligible account holder who continues to maintain his/her deposit account shall be entitled to receive a distribution from the liquidation account. The total amount of the liquidation account will be decreased (but never increased) in an amount proportionately corresponding to decreases in the deposit account balances of eligible account holders as of each subsequent year end. No dividends may be paid to stockholders if such dividends would reduce the net worth of the converted Savings Bank below the amount required by the liquidation account. The balance of the liquidation account at December 31, 1998 has not been determined.

     The preferred stock issued in the conversion was non-cumulative. Each share was permitted to be converted, at stockholder option, into ten shares of common stock. Effective December 31, 1996, all 34,000 outstanding shares of preferred stock were converted into 340,000 shares of common stock. The holders of preferred stock received dividends at the annual rate of $5.00 per share. Holders of the non-cumulative preferred stock had no voting rights and liquidation rights subordinate to those of holders of common stock.

     The ability of the Corporation to pay dividends to stockholders is dependent upon its receiving dividends from the Savings Bank. The Savings Bank may pay dividends and/or capital distributions, as defined by regulations, during a calendar year up to one-hundred percent of its net income to date during such year plus an amount which would reduce by fifty percent its excess capital over its regulatory capital requirements at the beginning of such year.

     During the year ended December 31, 1997, the Corporation declared cash dividends to common shareholders of $440,100, or $1.00 per share. The four largest shareholders, whose combined holdings exceed 90% of the total shares of common stock outstanding, waived $42,500 of such dividends due them. As such, dividends actually paid during 1997 totalled $397,600.


4.   SECURITIES AVAILABLE FOR SALE

                                                                    December 31, 1998
                                                 --------------------------------------------------------
                                                                     Gross Unrealized
                                                  Amortized     --------------------------      Carrying
                                                    Value          Gains          Losses         Value
                                                 -----------    -----------    -----------    -----------
Mortgage-backed securities:
  Government National Mortgage Association       $ 8,018,070    $    20,661    $     3,626    $ 8,035,105
  Federal National Mortgage Association            1,864,522          2,373          4,676      1,862,219
  Federal Home Loan Mortgage Corporation             581,222          9,467           --          590,689
  Federal National Mortgage Association REMIC      1,919,947         21,663           --        1,941,610
                                                 -----------    -----------    -----------    -----------
                                                  12,383,761         54,164          8,302     12,429,623

Small Business Administration                     10,646,889        201,202            104     10,847,987
Common stock                                          25,000          5,000           --           30,000
                                                 -----------    -----------    -----------    -----------
                                                 $23,055,650    $   260,366    $     8,406    $23,307,610
                                                 ===========    ===========    ===========    ===========

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


4.   SECURITIES AVAILABLE FOR SALE (Cont'd.)

                                                                     December 31, 1997
                                                 --------------------------------------------------------
                                                                     Gross Unrealized
                                                  Amortized     --------------------------      Carrying
                                                    Value          Gains         Losses          Value
                                                 -----------    -----------    -----------    -----------
Mortgage-backed securities:
  Government National Mortgage Association       $ 9,913,396    $   151,585    $      --      $10,064,981
  Federal National Mortgage Association            2,135,837          4,898         19,523      2,121,212
  Federal Home Loan Mortgage Corporation             665,900         15,132           --          681,032
  Federal National Mortgage Association REMIC      1,920,246           --               59      1,920,187
                                                 -----------    -----------    -----------    -----------
                                                  14,635,379        171,615         19,582     14,787,412
Small Business Administration                     16,111,311        297,717           --       16,409,028
Common stock                                          25,000          5,000           --           30,000
                                                 -----------    -----------    -----------    -----------

     The foregoing securities are not due at a single maturity date as they are subject to periodic repayment. Accordingly, such securities will generally repay at a more rapid rate than reflected in the following table of securities by final maturity date.

                                                                     December 31, 1998
                                                 --------------------------------------------------------
                                                                     Gross Unrealized
                                                  Amortized     --------------------------     Carrying
                                                    Value          Gains          Losses         Value
                                                 -----------    -----------    -----------    -----------
Due after one year through five years            $ 1,705,663    $    28,178    $      --      $ 1,733,841
Due after five years through ten years             4,359,743        115,414            104      4,475,053
Due after ten years                               16,965,244        111,774          8,302     17,068,716
Equity security                                       25,000          5,000           --           30,000
                                                 -----------    -----------    -----------    -----------
                                                 $23,055,650    $   260,366    $     8,406    $23,307,610
                                                 ===========    ===========    ===========    ===========

                                                                     December 31, 1997
                                                 --------------------------------------------------------
                                                                     Gross Unrealized
                                                  Amortized     --------------------------    Carrying
                                                    Value          Gains          Losses        Value
                                                 -----------    -----------    -----------    -----------
Due after one year through five years            $ 2,184,043    $    51,484    $      --      $ 2,235,527
Due after five years through ten years             7,123,438        174,670           --        7,298,108
Due after ten years                               21,439,209        243,178         19,582     21,662,805
Equity security                                       25,000          5,000           --           30,000
                                                 -----------    -----------    -----------    -----------

     There were no sales of securities available for sale during the year ended December 31, 1998. During the years ended December 31, 1997 and 1996, proceeds from sales of securities available for sale totalled $3,340,764 and $3,924,166, respectively, and resulted in gross gains of $45,337 and $4,548, respectively, and, during the year ended December 31, 1997, gross losses of $37,501.

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


4.   SECURITIES AVAILABLE FOR SALE (Cont'd.)

     At December 31, 1998 and 1997, securities available for sale with an aggregate carrying value of $1,504,000 and $2,593,000, respectively, are pledged to secure customer deposits.


5.   INVESTMENT SECURITIES HELD TO MATURITY

                                                                      December 31, 1998
                                                  --------------------------------------------------------
                                                                      Gross Unrealized
                                                   Carrying      --------------------------     Estimated
                                                     Value          Gains          Losses       Fair Value
                                                  -----------    -----------    -----------    -----------
U.S. Government Agencies:
   Due after one year through five years          $ 7,999,689    $       311    $      --      $ 8,000,000
   Due after five years through ten years           4,000,000          3,448           --        4,003,448
   Due after ten years                             10,394,025         11,565           --       10,405,590
                                                  -----------    -----------    -----------    -----------
                                                   22,393,714         15,324           --       22,409,038
Municipal obligations due after ten years           1,752,745         19,065          2,744      1,769,066
                                                  -----------    -----------    -----------    -----------
                                                  $24,146,459    $    34,389    $     2,744    $24,178,104
                                                  ===========    ===========    ===========    ===========

                                                                      December 31, 1997
                                                  --------------------------------------------------------
                                                                      Gross Unrealized
                                                   Carrying      --------------------------     Estimated
                                                     Value          Gains          Losses       Fair Value
                                                  -----------    -----------    -----------    -----------
U.S. Government Agencies:
  Due after one year through five years           $ 1,999,587    $     3,485    $      --      $ 2,003,072
  Due after five years through ten years            8,000,000           --             --        8,000,000
  Due after ten years                               9,644,002          2,591          2,482      9,644,111
                                                  -----------    -----------    -----------    -----------
                                                  $19,643,589    $     6,076    $     2,482    $19,647,183
                                                  ===========    ===========    ===========    ===========

     There were no sales of investment securities held to maturity during the years ended December 31, 1998, 1997 and 1996.


6.   MORTGAGE-BACKED SECURITIES HELD TO MATURITY

                                                                      December 31, 1998
                                                  --------------------------------------------------------
                                                                      Gross Unrealized
                                                   Carrying      --------------------------     Estimated
                                                     Value          Gains          Losses       Fair Value
                                                  -----------    -----------    -----------    -----------
Government National Mortgage Association          $    22,867    $       606    $       125    $    23,348
Federal National Mortgage Association               1,034,086          7,740           --        1,041,826
Federal Home Loan Mortgage Corporation              5,955,691         26,081            223      5,981,549
Federal National Mortgage Association REMIC         1,000,000         32,500           --        1,032,500
                                                  -----------    -----------    -----------    -----------
                                                  $ 8,012,644    $    66,927    $       348    $ 8,079,223
                                                  ===========    ===========    ===========    ===========

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


6.   MORTGAGE-BACKED SECURITIES HELD TO MATURITY (Cont'd.)

                                                                     December 31, 1997
                                                  --------------------------------------------------------
                                                                      Gross Unrealized
                                                   Carrying      --------------------------     Estimated
                                                     Value          Gains         Losses        Fair Value
                                                  -----------    -----------    -----------    -----------
Government National Mortgage Association          $    31,453    $       630    $      --      $    32,083
Federal National Mortgage Association               1,540,181           --              167      1,540,014
Federal Home Loan Mortgage Corporation              7,843,045         25,541          2,864      7,865,722
Federal National Mortgage Association REMIC         1,000,000           --             --        1,000,000
                                                  -----------    -----------    -----------    -----------
                                                  $10,414,679    $    26,171    $     3,031    $10,437,819
                                                  ===========    ===========    ===========    ===========

     There were no sales of mortgage-backed securities held to maturity during the years ended December 31, 1998 and 1997.During the year ended December 31, 1996, proceeds from sales of mortgage-backed securities held to maturity totalled $403,979 and resulted in gross losses of $973.

     Mortgage-backed securities held to maturity with a carrying value of $181,000 and $414,000 at December 31, 1998 and 1997, respectively, were pledged to secure public finds on deposit.

7.   LOANS RECEIVABLE

                                                            December 31,
                                                   -----------------------------
                                                       1998             1997
                                                   ------------     ------------
Real estate mortgage:
     One-to-four family                            $ 89,402,631     $ 83,317,259
     Multi-family                                     4,270,234        5,020,506
     Non-residential                                  5,987,588        6,182,670
     Land                                                  --             38,949
                                                   ------------     ------------
                                                     99,660,453       94,559,384
                                                   ------------     ------------
Commercial                                            4,443,739        4,655,264
                                                   ------------     ------------
Consumer:
     Equity                                           3,697,045        4,398,584
     Home improvement and second mortgages            1,187,839        1,346,046
     Passbook or certificate                            506,543          629,681
     Student education                                    9,313           90,750
     Other loans                                        532,258          619,456
                                                   ------------     ------------
                                                      5,932,998        7,084,517
                                                   ------------     ------------
Total                                               110,037,190      106,299,165
                                                   ------------     ------------
Less: Allowance for loan losses                         634,047          596,230
         Deferred loan fees and discounts               199,559          235,450
                                                   ------------     ------------
                                                        833,606          831,680
                                                   ------------     ------------
                                                   $109,203,584     $105,467,485
                                                   ============     ============

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


7.   LOANS RECEIVABLE (Cont'd)

     The Savings Bank has granted loans to its officers and directors and to their associates. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectibility. The aggregate dollar amount of these loans, exclusive of loans to any officer or director and their affiliates which total less than $60,000, was $839,000 and $934,000 at December 31, 1998 and 1997, respectively. Activity during the year ended December 31, 1998 included new loans of $100,000 and repayments of $195,000.

     An analysis of the allowance for loan losses is as follows:

                                                Year Ended December 31,
                                        -------------------------------------
                                           1998          1997          1996
                                        ---------     ---------     ---------

     Balance - beginning                $ 596,230     $ 523,715     $ 388,633
     Provision charged to operations      138,000       101,174       142,500
     Loans charged off                   (103,427)      (37,374)       (7,418)
     Recoveries                             3,244         8,715          --
                                        ---------     ---------     ---------
     Balance - ending                   $ 634,047     $ 596,230     $ 523,715
                                        =========     =========     =========

     Impaired loans and related amounts recorded in the allowance for loan losses are summarized as follows: (in thousands):

                                                             December 31,
                                                           ----------------
                                                           1998        1997
                                                           ----        ----

     Recorded investment in impaired loans:
          With recorded allowance                          $328        $696
          Without recorded allowances                       --          --
                                                           ----        ----
               Total impaired loans                         328         696

          Related allowance for loan losses                  16          35
                                                           ----        ----
               Net impaired loans                          $312        $661
                                                           ====        ====

     For the years ended December 31, 1998, 1997 and 1996, the average recorded investment in impaired loans totalled $538,000, $1,321,000 and $559,000, respectively. Interest income recognized on such loans during the time each was impaired totalled $13,000, $118,000 and $28,000, respectively, all of which was recorded on the cash basis.

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


7.   LOANS RECEIVABLE (Cont'd)

     Nonaccrual loans totalled approximately $1,546,000, $2,601,000 and $1,639,000 at December 31, 1998, 1997 and 1996, respectively. Renegotiated loans for which interest has been reduced totalled approximately $396,000, $406,000 and $1,313,000 at December 31, 1998, 1997 and 1996, respectively.
     Interest income that would have been recorded under the original terms of such loans and the interest income actually recognized are summarized below:

                                                         Year Ended December 31,
                                                        ------------------------
                                                        1998      1997      1996
                                                        ----      ----      ----
                                                             (In Thousands)
     Interest income that would have been recorded      $159      $292      $303
     Interest income recognized                           27       161       230
                                                        ----      ----      ----
     Interest income foregone                           $132      $131      $ 73
                                                        ====      ====      ====


8.   REAL ESTATE OWNED

                                                  December 31,
                                          -----------------------------
                                              1998              1997
                                          -----------       -----------

     Acquired in settlement of loans      $ 1,520,350       $ 1,674,616
     Allowance for losses                     (34,612)          (34,612)
                                          -----------       -----------
                                          $ 1,485,738       $ 1,640,004
                                          ===========       ===========

     The following is an analysis of the allowance for losses:

                                                Year Ended December 31,
                                         --------------------------------------
                                           1998          1997           1996
                                         ---------     ---------      ---------

     Balance - beginning                 $  34,612     $ 537,602      $ 302,537
     Provision charged to operations          --          37,337        256,500
     Losses charged off                       --        (540,327)       (21,435)
                                         ---------     ---------      ---------
     Balance - ending                    $  34,612     $  34,612      $ 537,602
                                         =========     =========      =========

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


8.   REAL ESTATE OWNED (Cont'd.)

     The following is an analysis of loss on foreclosed real estate:

                                                            Year Ended December 31,
                                                   -----------------------------------------
                                                      1998            1997            1996
                                                   ---------       ---------       ---------
     Provision for losses                          $    --         $  37,337       $ 256,500
     Operating expenses, net of rental income         57,035         125,243         131,128
     (Gain) loss on disposition                      (17,627)           (981)          8,540
                                                   ---------       ---------       ---------
                                                   $  39,408       $ 161,599       $ 396,168
                                                   =========       =========       =========


9.   PREMISES AND EQUIPMENT

                                                        December 31,
                                                 --------------------------
                                                    1998            1997
                                                 ----------      ----------
     Land                                        $  547,867      $  547,867
                                                 ----------      ----------
     Buildings and improvements                   3,117,363       3,112,048
     Less accumulated depreciation                1,282,391       1,173,521
                                                 ----------      ----------
                                                  1,834,972       1,938,527
                                                 ----------      ----------
     Furniture, fixtures and equipment            1,693,534       1,677,207
     Less accumulated depreciation                1,372,504       1,388,541
                                                 ----------      ----------
                                                    321,030         288,666
                                                 ----------      ----------
                                                 $2,703,869      $2,775,060
                                                 ==========      ==========

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


10.  INTEREST RECEIVABLE

                                                       December 31,
                                               ----------------------------
                                                  1998              1997
                                               ----------        ----------
     Loans                                     $  679,916        $  652,651
     Securities                                   677,771           707,313
     Other interest-earning assets                   --              19,664
                                               ----------        ----------
                                               $1,357,687        $1,379,628
                                               ==========        ==========


11.  DEPOSITS

                                                                     December 31 ,
                                           -------------------------------------------------------------------
                                                        1998                                1997
                                           -----------------------------        ------------------------------
                                           Weighted                             Weighted
                                            Average                             Average
                                             Rate              Amount             Rate               Amount
                                           --------         ------------        --------          ------------
Non-interest-bearing demand                  0.00%          $  3,861,898          0.00%           $  2,958,852
NOW and Super NOW                            1.75%             5,547,802          2.04%              4,336,162
Money Market                                 2.55%             9,242,478          3.51%              8,107,509
Savings and Realty Trust                     3.41%            26,967,581          3.39%             24,403,289
Certificates of deposit                      5.51%           128,845,861          5.67%            126,953,045
                                                            ------------                          ------------
                                             4.85%          $174,465,620          5.04%           $166,758,857
                                                            ============                          ============

     Interest expense on deposits is summarized as follows:

                                                Year Ended Decmber 31,
                                           --------------------------------
                                            1998         1997         1996
                                           ------       ------       ------
                                                    (In Thousands)
     Savings and Realty Trust              $  889       $  796       $  754
     NOW and Money Market                     366          365          364
     Certificates of deposit                7,255        6,923        5,475
                                           ------       ------       ------
                                           $8,510       $8,084       $6,593
                                           ======       ======       ======

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


11.  DEPOSITS (Cont'd.)

A summary of certificates of deposit by time remaining until maturity follows:

                                                         December 31,
                                                   ------------------------
                                                     1998            1997
                                                   --------        --------
                                                        (In Thousands)

     Within one year                               $102,086        $ 97,555
     After one year through two years                18,365          18,216
     Thereafter                                       8,395          11,182
                                                   --------        --------
          Total                                    $128,846        $126,953
                                                   ========        ========

     A summary of certificates of deposit of $100,000 or more by time remaining to maturity follows:

                                                           December 31,
                                                     ----------------------
                                                       1998           1997
                                                     -------        -------
                                                         (In Thousands)
     Within three months                             $ 2,078        $ 1,984
     After three through six months                    2,578          2,402
     After six through twelve months                   5,542          4,534
     After twelve months                               1,912          2,236
                                                     -------        -------
                                                     $12,110        $11,156
                                                     =======        =======


12.  BORROWED MONEY

     Borrowed money at December 31, 1998 and 1997 consisted of a ten-year term advance from the Federal Home Loan Bank of New York ("FHLB"), maturing June 18, 2007, carrying an interest rate of 6.70% and having a remaining balance of $508,680 and $551,132, respectively. The advance is payable in monthly principal and interest installments of $6,507 through maturity.

     At December 31, 1998 and 1997, the Savings Bank had available to it overnight lines of credit of $18,154,000 and $16,936,000, respectively, granted by the FHLB. The unused amount of credit available to the Savings Bank under these lines will continue until terminated by either the Savings Bank or the FHLB. At December 31, 1998 and 1997, no amounts were outstanding under this credit facility.

     Collateral pledged to secure the foregoing credit facilities consists of FHLB stock of $1,154,400 and $1,106,600 at December 31, 1998 and 1997,
     respectively, and securities with an aggregate carrying value of $12,009,000 and $16,504,000 at December 31, 1998 and 1997, respectively.

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


13.  REGULATORY CAPITAL

     The Savings Bank is subject to capital requirements prescribed by the Office of Thrift Supervision ("OTS") consisting of three separate measurements of capital adequacy (the "Capital Rule"). The Capital Rule requires each saving institution to maintain tangible capital equal to at least 1.5% of its total tangible assets and core capital equal to at least 3.0% of its adjusted total assets. The Capital Rule further requires each savings institution to maintain total capital equal to at least 8.0% of its risk-weighted assets.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") imposes increased requirements on the operations of financial institutions and mandated the development of regulations designed to empower regulators to take prompt corrective action with respect to institutions that fall below certain capital standards. FDICIA stipulates that an institution with less than 4% core capital is deemed to be undercapitalized. Quantitative measures established by FDICIA to ensure capital adequacy require the Savings Bank to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined). Management believes, as of December 31, 1998, that the Savings Bank meets all capital adequacy requirements to which it is subject.

     As of September 30, 1997, the most recent notification from the OTS, the Savings Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Savings Bank must maintain minimum total, risk-based, and Tier I leverage ratios of 10%, 6%, and 5%, respectively. There are no conditions existing or events which have occurred since notification that management believes have changed the institution's category.


14.  INCOME TAXES

     The Savings Bank qualifies as a Savings Institution under the provisions of the Internal Revenue Code and was therefore permitted, prior to January 1, 1996, to deduct from taxable income an allowance for bad debts based on the greater of: (1) actual loan losses (the "experience method"); or (2) eight percent of taxable income before such bad debt deduction less certain adjustments (the "percentage of taxable income method"). The percentage of taxable income method was repealed effective January 1, 1996. For income tax years ended December 31, 1996 and thereafter, the Saving Bank must use either the experience method or the specific charge off method. Retained earnings at December 31, 1998 includes approximately $3.5 million of such bad debt allowance, for which income taxes have not been provided.

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


14.  INCOME TAXES (Cont'd.)

     The components of income taxes (benefit) are summarized as follows:

                                                      Year Ended December 31,
                                              -----------------------------------------
                                                 1998            1997            1996
                                              ---------       ---------       ---------
     Current                                  $ 522,970       $ 288,880       $  25,216

     Deferred:
         Temporary differences                  (36,286)        125,903        (105,845)
         Net operating loss carryforward           --            21,590          21,590
                                              ---------       ---------       ---------
                                                (36,286)        147,493         (84,255)
                                              ---------       ---------       ---------
                                              $ 486,684       $ 436,373       $ (59,039)
                                              =========       =========       =========

     During the year ended December 31, 1998, an income tax benefit of $646,293 was recorded directly to paid-in capital. Such benefit was attributable to shares of Corporation common stock awarded to a member of the Company's majority ownership group by the other members thereof.

     Deferred income taxes result from temporary differences in the recognition of income and expense for tax and financial statement purposes. The sources of these temporary differences and the tax effects are as follows:

                                                   Year Ended December 31,
                                          -----------------------------------------
                                             1998            1997            1996
                                          ---------       ---------       ---------
     Allowance for losses on
      loans and real estate owned         $ (13,867)      $ 155,928       $(125,575)
     Deferred loan fees                       7,270           4,342           8,639
     Nonaccrual interesst                    13,781         (14,965)         25,477
     Depreciation                           (30,156)        (32,715)         (6,400)
     Net operating loss carryforward           --            21,590          21,590
     Other                                  (13,314)         13,313          (7,986)
                                          ---------       ---------       ---------
                                          $ (36,286)      $ 147,493       $ (84,255)
                                          =========       =========       =========

                  FIRST SAVINGS BANCORP, OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


14.  INCOME TAXES (Cont'd.)

     The components of the net deferred tax asset are as follows:

                                                                     December 31,
                                                               ----------------------
                                                                 1998          1997
                                                               --------      --------
     Deferred tax assets:
         Allowance for losses on
          loans and real estate owned                          $239,801      $225,934
         Net operating loss carryfoward                         194,310       194,310
         Nonaccrual interest                                     30,566        44,347
         Deferred loan fees, net                                 27,966        35,236
         Depreciation                                             7,102          --
         Other                                                   13,314          --
                                                               --------      --------
                                                                513,059       499,827
                                                               --------      --------
     Deferred tax liabilities:
         Depreciation                                              --          23,054
         Unrealized gain on securities available for sale        88,186       159,672
                                                               --------      --------
                                                                 88,186       182,726
                                                               --------      --------
     Net deferred tax assets included in other assets          $424,873      $317,101
                                                               ========      ========

     For income tax reporting purposes, at December 31, 1998, the Corporation has net operating loss carryforwards totalling approximately $571,500 that will expire on December 31, 2006.

     The following table presents a reconciliation between the reported income tax expense (benefit) and the income tax expense (benefit) which would be computed by applying the federal statutory rate of 34% to income before income taxes:

                                                                        Year Ended December 31,
                                                               -----------------------------------------
                                                                  1998            1997            1996
                                                               ---------       ---------       ---------
     Federal income taxes (benefit)                            $ 462,719       $ 418,365       $ (60,897)
     Increase (reduction) of income taxes resulting from:
         State income taxes,
          net of federal income tax effect                        28,182          25,670          (3,216)
         Other                                                    (4,217)         (7,662)          5,074
                                                               ---------       ---------       ---------
                                                               $ 486,684       $ 436,373       $ (59,039)
                                                               =========       =========       =========

                  FIRST SAVINGS BANCORP, OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


15.  RETIREMENT PLAN

     The Savings Bank has a 401(k) plan covering all eligible employees. Under this plan, participants may elect to contribute up to 15% of their compensation, not to exceed applicable limits as per the Internal Revenue Code. The Savings Bank has elected to match 50% of employees' contributions, up to a maximum 6% of each respective employee's compensation. The 401(k) plan expense was $24,000, $25,000 and $18,000 for the years ended December 31, 1998, 1997 and 1996, respectively.


16.  NET INCOME (LOSS) PER COMMON SHARE

                                                Year Ended December 31, 1998              Year Ended December 31, 1997
                                             ----------------------------------         ----------------------------------
                                                           Weighted                                   Weighted
                                                            Average                                   Average
                                               Net          Number         Per             Net         Number         Per
                                              Income       of Shares      Share           Income      of Shares      Share
                                             ---------     ---------      -----         ---------     ---------      -----
     Basic and diluted net income            $ 874,255      440,100       $1.99         $ 794,112      440,100       $1.80
                                             =========      =======       =====         =========      =======       =====

                                                                                             Year Ended December 31,
                                                                                        ----------------------------------
                                                                                                        1996
                                                                                        ----------------------------------
                                                                                                      Weighted
                                                                                                       Average
                                                                                           Net          Number        Per
                                                                                         (Loss)       of Shares      Share
                                                                                        ---------     ---------      -----
     Basic net (loss)
      applicable to common shares                                                       $(290,071)     100,100      $(2.90)
                                                                                                                    ======
     Assumed conversion of
      preferred stock to
      common stock                                                                        170,000      340,000
                                                                                        ---------      -------

     Diluted net (loss)                                                                 $(120,071)     440,100      $(0.27)
                                                                                        =========      =======      ======


17.  COMMITMENTS AND CONTINGENCIES

     The Savings Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments primarily include commitments to extend credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statement of financial condition. The contract or notional amounts of those instruments reflect the extent of involvement the Savings Bank has in particular classes of financial instruments.

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


17.  COMMITMENTS AND CONTINGENCIES (Cont'd.)

     The Savings Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Savings Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     At December 31, 1998, the Bank had outstanding commitments to originate loans totalling $3,506,000, consisting of $3,262,000 for fixed rate first mortgage loans with rates ranging from 6.375% through 10.00% and $244,000 for adjustable rate first mortgage loans with initial rates ranging from 6.375% to 7.875%.

     At December 31, 1997, the Bank had outstanding commitments to originate loans totalling $975,000, consisting of $691,000 for fixed rate first mortgage loans with rates ranging from 7.00% through 7.75%, $259,000 for adjustable rate first mortgage loans with initial rates ranging from 6.875% to 7.65% and $25,000 for an equity line of credit.

     At December 31, 1998 and 1997, undisbursed funds from approved home equity lines of credit amounted to approximately $2,641,000 and $2,686,000, respectively. Unless they are specifically cancelled by notice from the Savings Bank, these funds represent firm commitments available to the respective borrowers on demand. The interest rate charged for any month on funds disbursed is generally 1.00% to 2.00% above the prime rate. Certain lines are subject to an introductory rate of 2% below the prime rate for the first year. The Savings Bank also offers unsecured credit lines in conjunction with a credit card program. At December 31, 1998 and 1997, unused amounts under these lines of credit totalled $1,107,000 and $137,000, respectively.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Savings Bank evaluates each customer's creditworthiness on a case-by case basis. The amount of collateral obtained if deemed necessary by the Savings Bank upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held generally includes residential and commercial real estate. Management does not anticipate losses on any of these transactions.

     At December 31, 1998, the Bank had an outstanding commitment to purchase a $1,000,000 Federal Home Loan Mortgage Corporation bond carrying a 6.125% interest rate and maturing on January 5, 2004.

     In the conduct of their business, the Corporation, the Savings Bank and the Savings Bank's subsidiaries are involved in normal litigation matters. In the opinion of management, the ultimate disposition of such litigation should not have a material adverse effect on the consolidated financial position or operations of the Corporation.

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


18.  LEGISLATIVE MATTERS

     On September 30, 1996, legislation was enacted which, among other things, imposed a special one-time assessment on Savings Association Insurance Fund ("SAIF") member institutions, including the Savings Bank, to recapitalize the SAIF and spread the obligation for payment of Financial Corporation ("FICO") bonds across all SAIF and Bank Insurance Fund ("BIF") members. The special assessment levied amounted to 65.7 basis points on SAIF assessable deposits held as of March 31, 1995. The special assessment was recognized in the third quarter of 1996 and was tax deductible. The Savings Bank took a charge of $845,000 as a result of the special assessment. This legislation eliminates the substantial disparity between the amount that BIF and SAIF members had been paying for deposit insurance premiums.

     The FDIC has lowered SAIF assessments to a range comparable to that of BIF members, although SAIF members must also make the FICO payments described above. Management cannot predict the precise level of FDIC insurance assessments on an ongoing basis.

     On August 21, 1996, legislation was enacted to allow for the recapture of post-1987 tax bad debt reserves ("excess reserves"). Prior to enactment certain thrift institutions such as the Savings Bank were allowed deductions for bad debts under methods more favorable than those granted to other taxpayers. This legislation repealed the Code Section 593 reserve method of accounting for bad debts by thrift institutions effective for taxable years beginning after 1995. Thrift institutions that are treated as small banks are allowed to utilize the experience method applicable to such institutions, while thrift institutions that are treated as large banks are required to use only the specific charge off method.

     For small institutions such as the Savings Bank, the amount of the institution's applicable excess reserves generally is the excess of (1) the balances of its reserve for losses on qualifying real property loans and its reserve for losses on nonqualifying loans as of the close of its last taxable year beginning before January 1, 1996, over (ii) the greater of the balance of (a) its pre-1988 tax reserves or (b) what the reserves would have been at the close of its last year beginning before January 1, 1996, had the Savings Bank always used the experience method. The Savings Bank has excess reserves of approximately $2,000 remaining at December 31, 1998 which will be recaptured ratably during the next three years.

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


19.  PARENT CORPORATION FINANCIAL INFORMATION

     The following condensed financial statements of the Corporation should be read in conjunction with the Notes to Consolidated Financial Statements.

                       STATEMENTS OF FINANCIAL CONDITION

                                                           December 31,
                                                    ----------------------------
                                                       1998             1997
                                                    -----------      -----------
Assets
Cash and cash equivalents                           $    18,380      $    17,882
Investment in subsidiary                             10,798,676        9,867,301
Organization costs                                        8,069           15,509
Other                                                    22,980             --
                                                    -----------      -----------
    Total assets                                    $10,848,105      $ 9,900,692
                                                    -----------      -----------

Liabilities and stockholders' equity

Liabilities

Due to subsidiary                                   $   254,552      $    36,233
                                                    -----------      -----------
    Total liabilities                                   254,552           36,233
                                                    -----------      -----------
Stockholders' equity

Preferred stock                                            --               --
Common stock                                            440,100          440,100
Paid-in-capital in excess of par value                4,316,670        3,670,377
Retained earnings - substantially restricted          5,836,783        5,753,982
                                                    -----------      -----------
    Total stockholders' equity                       10,593,553        9,864,459
                                                    -----------      -----------
    Total liabilities and stockholders' equity      $10,848,105      $ 9,900,692
                                                    ===========      ===========

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


19.  PARENT CORPORATION FINANCIAL INFORMATION (Cont'd)

                            STATEMENTS OF OPERATIONS

                                                                          Year Ended December 31,
                                                                  -----------------------------------------
                                                                    1998            1997            1996
                                                                  ---------       ---------       ---------
     Dividends from subsidiary                                    $ 500,100       $ 440,100       $ 220,050
     Interest income                                                    498             486             474
                                                                  ---------       ---------       ---------
          Total inocme                                              500,598         440,586         220,524

     Expenses                                                        67,805           7,845           7,440
                                                                  ---------       ---------       ---------
                                                                    432,793         432,741         213,084
     Equity in undistributed earnings (loss) of subsidiaries        416,386         359,479        (333,155)
                                                                  ---------       ---------       ---------
     Income (loss) before income taxes                              849,179         792,220        (120,071)
     Income tax (benefit)                                           (25,076)         (1,892)           --
                                                                  ---------       ---------       ---------
     Net income (loss)                                            $ 874,255       $ 794,112       $(120,071)
                                                                  ---------       ---------       ---------


                            STATEMENTS OF CASH FLOWS

                                                                           Year Ended December 31,
                                                                   -----------------------------------------
                                                                     1998            1997            1996
                                                                   ---------       ---------       ---------
     Cash flows from operating activities
          Net income (loss)                                        $ 874,255       $ 794,112       $(120,071)
          Adjustments to reconcile net income (loss)
           to net cash provided by operating activities:
               Equity in undistributed
                (earnings) loss of subsidiary                       (416,386)       (359,479)        333,155
               Amortization of organization costs                      7,440           7,440           7,440
               (Increase) in other assets                            (22,980)           --              --
               Increase (decrease) in due to subsidiary              218,319          (1,488)           --
                                                                   ---------       ---------       ---------
                    Net cash provided by operating activities        660,648         440,585         220,524
                                                                   ---------       ---------       ---------
     Cash flows from financing activities:
          Cash dividends paid                                       (660,150)       (440,100)       (220,050)
                                                                   ---------       ---------       ---------
                    Net cash (used in) financing activities         (660,150)       (440,100)       (220,050)
                                                                   ---------       ---------       ---------
     Net increase in cash and cash equivalents                           498             485             474
     Cash and cash equivalents - beginning                            17,882          17,397          16,923
                                                                   ---------       ---------       ---------
     Cash and cash equivalents - ending                            $  18,380       $  17,882       $  17,397
                                                                   =========       =========       =========

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


20.  QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                            Quarter Ended
                                        --------------------------------------------------------
                                        March 31,      June 30,     September 30,   December 31,
                                          1998           1998           1998           1998
                                        ---------      --------     -------------   ------------
                                               (in thousands, except for per share data)
     Total interest income               $3,279         $3,255         $3,272         $3,282
     Total interest expense               2,103          2,150          2,157          2,136
                                         ------         ------         ------         ------
     Net interest income                  1,176          1,105          1,115          1,146

     Provision for loan losses               25             25             25             63
     Total non-interest income               43             37             43             40
     Total non-interest expenses            803            879            761            763
     Income taxes                           164             85            137            101

     Net income                          $  227         $  153         $  235         $  259
                                         ======         ======         ======         ======
     Basic and diluted net
         income per common share         $ 0.51         $ 0.35         $ 0.53         $ 0.60
                                         ======         ======         ======         ======

                                                             Quarter Ended
                                        --------------------------------------------------------
                                        March 31,      June 30,     September 30,   December 31,
                                          1997           1997           1997           1997
                                        ---------      --------     -------------   ------------
                                                (in thousands, except for per share data)
     Total interest income               $2,981         $3,159         $3,271         $3,296
     Total interest expense               1,957          2,007          2,062          2,078
                                         ------         ------         ------         ------
     Net interest income                  1,024          1,152          1,209          1,218

     Provision for loan losses               25             25             25             26
     Total non-interest income               31             52             41             43
     Total non-interest expenses            794            854            850            941
     Income taxes                            87            114            135            100
                                         ------         ------         ------         ------
     Net income                          $  149         $  211         $  240         $  194
                                         ======         ======         ======         ======
     Basic and diluted net
      income per common share            $ 0.34         $ 0.48         $ 0.55         $ 0.43
                                         ======         ======         ======         ======

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


21.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced or liquidation sale. Significant estimations were used for the purposes of this disclosure. Estimated fair values have been determined using the best available data and estimation methodology suitable for each category of financial instruments. For those loans and deposits with floating interest rates, it is presumed that estimated fair values generally approximate their recorded book balances. The estimation methodologies used and the estimated fair values and carrying values of the financial instruments are set forth below.

     Cash and cash equivalents and interest receivable

     The carrying amounts for cash and cash equivalents and interest receivable approximate fair value as a result of their short-term nature.

     Securities

     The fair values for securities, both available for sale and held to maturity, are based on quoted market prices or dealer prices, if available. If quoted market prices or dealer prices are not available, fair value is estimated using quoted market prices or dealer prices for similar securities.

     Loans

     The fair value of loans is estimated by discounting future cash flows, using the current rates at which similar loans with similar remaining maturities would be made to borrowers with similar credit ratings.

     Deposits

     For demand, savings and club accounts, fair value is the carrying amount reported in the consolidated financial statements. For fixed-maturity certificates of deposit, fair value is estimated using the rates currently offered for deposits of similar remaining maturities.

     Borrowed money

     The fair value of borrowed money is estimated by discounting future cash flows, using the current rates available for borrowings of similar remaining maturities.

     Commitments

     The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between the current levels of interest rates and the committed rates.

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


21.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS (Cont'd)

     The carrying values and estimated fair values of financial instruments are as follows.

                                                                                 December 31,
                                                         ------------------------------------------------------------
                                                                   1998                              1997
                                                         --------------------------        --------------------------
                                                         Carrying        Estimates         Carrying        Estimated
                                                           Value         Fair Value          Value         Fair Value
                                                         --------        ----------        --------        ----------
                                                                               (In Thousands)
     Financial assets
     Cash and cash equivalents                           $ 13,616         $ 13,616         $  3,683         $  3,683
     Securities available for sale                         23,308           23,308           31,226           31,226
     Investment securities held to maturity                24,146           24,178           19,644           19,647
     Mortgage-backed securities held to maturity            8,013            8,079           10,415           10,438
     Loans receivable                                     109,204          112,012          105,467          108,497
     Interest receivable                                    1,358            1,358            1,380            1,380

     Financial liabilities

     Deposits                                             174,466          175,390          166,759          167,415
     Borrowed money                                           509              524              551              557

     Commitments

     To purchase securities                                 1,000            1,000             --               --
     To originate and fund loans                            7,254            7,254            3,798            3,798

     Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. In addition, fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to estimate the value of anticipated future business, and exclude the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets and liabilities include premises and equipment, other real estate owned and advance payments by borrowers for taxes and insurance. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


21.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS (Cont'd)

     Finally, reasonable comparability between financial institutions may not be likely due to the wide range of permitted valuation techniques and numerous estimates which must be made given the absence of active secondary markets for many of the financial instruments. This lack of uniform valuation methodologies introduces a greater degree of subjectivity to those estimated fair values.


22.  IMPACT OF RECENT ACOUNTING STANDARDS

     In June 1998, the Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". Statement No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statements of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative and the resulting designation.

     At the date of initial application of Statement No. 133, an entity may transfer any held-to-maturity security into the available-for-sale category or the trading category. An entity will then be able in the future to designate a security transferred into the available-for-sale category as the hedged item, or its variable interest payments as the cash flow hedged transactions, in a hedge of the exposure to changes in market interest rates, changes in foreign currency exchange rates, or changes in the overall fair value. (Statement No. 133 precludes a held-to-maturity security from being designated as the hedged item in a fair value hedge of market interest rate risk or the risk of changes in its overall fair value and precludes the variable cash flows of a held-to-maturity security from being designated as the hedged transaction in a cash flow hedge of market interest rate risk). Statement No. 133 provides that such transfers from the held-to-maturity category at the date of initial adoption shall not call into question an entity's intent to hold other debt securities to maturity in the future.

     Statement No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999, the quarter ended March 31, 2000 for the Corporation and Savings Bank. Initial application shall be as of the beginning of an entity's fiscal quarter. Earlier application of all of the provisions of Statement No. 133 is permitted only as of the beginning of a fiscal quarter. Earlier application of selected provisions or retroactive application of provisions of Statement No. 133 are not permitted.

     Management has not yet determined when Statement No. 133 will be implemented, but does not believe the ultimate implementation of Statement No. 133 will have a material impact on their consolidated financial position or results of operations.

          FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                   (unaudited)

                                                              March 31,      December 31,
                                    ASSETS                      1999             1998
                                                            ------------     ------------

Cash and amounts due from depository institutions             $1,217,350       $2,030,360
Interest bearing demand deposits in other banks                9,033,390       11,585,467
                                                            ------------     ------------

                  Total cash and cash equivalents             10,250,740       13,615,827
Securities available for sale                                 29,237,599       23,307,610
Investment securities held to maturity                        26,778,502       32,159,103
           estimated fair value

Loans receivable, (net allowance for loan loss               108,702,368      109,203,584
of $623,649 and $ 578,205 respectively)
Real estate owned                                              1,991,655        1,485,738
Premises and equipment                                         2,655,230        2,703,869
Federal Home Loan Bank of NY stock (at cost)                   1,259,400        1,154,400
Interest and dividends receivable                              1,337,695        1,357,687
Other assets                                                   2,370,554        1,551,834
                                                            ------------     ------------

TOTAL ASSETS                                                $184,583,743     $186,539,652
                                                            ============     ============

LIABILITIES

Deposits                                                    $172,464,776     $174,465,620
Borrowed money                                                   497,617          508,680
Advance payments by borrowers for taxes and insurance            836,973          795,293
Other Liabilities                                                109,313          176,506
                                                            ------------     ------------

                    TOTAL LIABILITIES                       $173,908,679     $175,946,099
                                                            ------------     ------------

STOCKHOLDERS EQUITY

Common Stock (par value $1.00 per share; authorized
   500,000 shares; outstanding 440,100 shares                    440,100          440,100
Additional paid-in-capital                                     4,316,670        4,316,670
Retained earnings substantially restricted                     5,751,958        5,673,009
Accumulated other comprehensive income                           166,337          163,774
                                                            ------------     ------------
                 TOTAL STOCKHOLDERS EQUITY                   $10,675,064      $10,593,553
                                                            ------------     ------------

          FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (unaudited)

                                                              Three Months Ended
                                                                    March 31,
                                                         --------------------------
                                                            1999            1998
Interest Income
         Loans                                           $2,175,536      $2,217,253
         Mortgage-backed securities                         296,605         407,536
         Investments                                        529,970         549,092
         Other Interest earning assets                      151,634         104,937

                                                         ----------      ----------
                  Total Interest Income                   3,153,745       3,278,818

Interest Expense
         Deposits                                         2,069,525       2,093,391
         Borrowed Money                                       8,397           9,116

                                                         ----------      ----------
                  Total Interest expense                  2,077,922       2,102,507

                                                         ----------      ----------
Net Interest Income                                       1,075,823       1,176,311

Provision for loan loss                                        --            25,000

Net interest income after provision for loan loss         1,075,823       1,151,311

Non-interest income
        Service charges                                      23,727          27,784
        Miscellaneous                                        17,540          15,151

                                                         ----------      ----------
                  Total non interest income                  41,267          42,935


Non-interest expense
         Salaries and employee benefits                     357,671         364,918
         Net occupancy expense                               72,031          61,098
         Equipment                                          105,919          89,781
         Loss on foreclosed assets                           60,097          31,218
         Federal insurance premium                           26,062          25,802
         Advertising and promotion                           14,039          11,588
         Legal fees                                          31,550          53,421
         Miscellaneous                                      236,217         165,308
                                                         ----------      ----------

                 Total non-interest expense                 903,586         803,134

                                                         ----------      ----------
Income before income taxes                                  213,504         391,112

Income taxes                                                  85365         164,523

                                                         ----------      ----------
Net Income                                                 $128,139        $226,589
                                                         ----------      ----------

          FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
                                   (unaudited)


                                                                            Three Months Ended
                                                                                 March 31,
                                                                         ------------------------
                                                                           1999            1998
                                                                         --------        --------
Net income                                                               $128,139        $226,589

Other comprehensive income, net of income taxes:
     Unrealized gains (losses) on securities available for sale, net of income taxes of $1,320 and $630,
       respectively                                                         2,562           2,626

                                                                         --------        --------
Comprehensive income                                                     $130,701        $229,215
                                                                         ========        ========

          FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (unaudited)

                                                                    Three Months Ended March 31,
                                                                        1999              1998
                                                                    ----------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                               128,139         226,589
Adjustments to reconcile net income to
  net cash (used in) provided by operating activities:
    Depreciation and amortization                                         48,640          65,298
    Accretion of discount on securities, net                                --            93,526
    Provision for possible loan losses                                      --            63,000
    Gain on sale of other real estate owned                                 --           (37,814)
    Decrease (increase) in accrued interest receivable                    19,992         (22,805)
    Increase (decrease) in accrued expenses and other liabilities        (67,193)        246,732
    Decrease (increase) in other assets                                 (818,720)       (116,406)
    Amortization of branch premium                                          --             8,334

                                                                    ------------    ------------
      Net cash (used in) provided by operating activities               (689,142)        526,454
                                                                    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Available-for-sale securities
      Purchases                                                       (6,032,426)     (2,167,803)
      Maturities and princial paydowns                                      --         2,213,023
    Held-to-maturity securities
      Purchases                                                             --        (1,203,806)
      Maturities                                                       5,380,601       4,492,184
    Net decrease in loans                                                501,216       1,673,908
    Capital expenditures                                                    --          (153,968)
    Decrease (increase) in other real estate                            (505,400)        192,081

                                                                    ------------    ------------
      Net cash (used in) provided by investing activities               (656,009)      5,045,619
                                                                    ------------    ------------

CASH FLOW FROM FINANCING ACTIVITIES:

    Net increase (decrease) in deposit accounts                       (2,000,844)      3,278,344
    Increase in federal funds purchased                                  (11,063)        (10,349)
    Increase in advance payments by borrowers for taxes                   41,680           5,333
    Dividends paid                                                       (49,709)           --

                                                                    ------------    ------------
      Net cash (used in) provided by financing activities             (2,019,936)      3,273,328
                                                                    ------------    ------------


NET INCREASE IN CASH AND CASH EQUIVALENTS                             (3,365,087)      8,845,401
                                                                    ============    ============

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                        13,615,827       3,683,223
                                                                    ============    ============

CASH AND CASH EQUIVALENTS, END OF PERIOD                             $10,250,740     $12,528,624
                                                                    ============    ============

                  FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
                   Notes to Consolidated Financial Statements

The consolidated financial statements include the accounts of First Savings Bancorp of Little Falls, Inc., (the "Company") and its wholly owned subsidiary, First Savings Bank of Little Falls, FSB (the "Savings Bank") and the Savings Bank's wholly owned subsidiaries, The First Service Corporation of Little Falls and Redeem, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

These consolidated financial statements were prepared in accordance with instructions for Form-10QSB and therefore, do not include all disclosures necessary for a complete presentation of the statements of financial condition, statements of income, and statements of cash flows in conformity with generally accepted accounting principles. However, all adjustments which are, in the opinion of the management, necessary for the fair presentation of the interim financial statements have been included and all such adjustments are of a normal recurring nature. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1999 or any other interim period.

These statements should be read in conjunction with consolidated statements and related notes which are incorporated by reference in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

Item 7(b) - Pro forma Financial Statements

        PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION
                                  (unaudited)

The following statements set forth certain selected financial information for Greater Community Bancorp (GCB) and the First Savings Bancorp of Little Falls, Inc., (First Savings) on an unaudited pro forma combined basis giving effect to the acquisition as if the acquisition had become effective on March 31, 1999, in the case of balance sheet information presented, and as if the acquisition had become effective at the beginning of the periods indicated, in the case of operations information presented.

The unaudited pro forma condensed combined financial information set forth in the following tables is presented for information purposes only and is not necessarily indicative of the combined financial position or results of operations that would have occurred had the acquisition been consummated on March 31, 1999 or at the beginning of the periods indicated or which may occur in the future.

             Proforma Combined Condensed Balance Sheet
                     March 31, 1999 (unaudited)
           (Dollars in Thousands, Except Per Share Data)

                                                                 Greater     First Savings
                                                                Community  Bancorp of Little
ASSETS                                                           Bancorp      Falls, Inc.     Adjustments     Pro forma
                                                                ---------  -----------------  -----------     ---------
Cash and due from banks                                          $13,306         $1,217                        $14,523
Federal funds sold                                                 4,850                                         4,850
Due from banks - interest bearing                                 37,237          9,033        (23,000)(1)      23,270
Securities available for sale                                     85,782         29,238                        115,020
Securities held to maturity                                       14,258         26,779                         41,037
Loans                                                            202,641        108,702                        311,343
Premises and equipment                                             5,396          2,655                          8,051
Accrued interest receivable                                        2,385          1,338                          3,723
Other real estate owned                                              471          1,992                          2,463
Other assets                                                      15,664          3,630                         19,294
Goodwill                                                               0              0         12,325          12,325

Total assets                                                    $381,990       $184,584       ($10,675)       $555,899

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities

Deposits                                                        $277,440       $172,465                       $449,905
FHLB Advances                                                     10,000            498                         10,498
Advance payments by borrowers for taxes and insurance                  0            837                            837
Securities sold under agreements to repurchase                    32,356              0                         32,356
Other liabilities                                                  6,602            109                          6,711
Guaranteed Preferred Beneficial Interest in the Company's                                                            0
             subordinated debt                                    23,000              0                         23,000
Total liabilities                                                349,398        173,909                        523,307

Shareholders' Equity

Common stock                                                       2,670            440           (440)(1)       2,670
Additional Paid in Capital                                        25,491          4,317         (4,317)(1)      25,491
Retained earnings                                                  2,483          5,752         (5,752)(1)       2,483
Accumulated other comprehensive income                             1,948            166           (166)(1)       1,948

Total shareholders' equity                                        32,592         10,675        (10,675)         32,592

Total liabilities and shareholders' equity                      $381,990       $184,584       ($10,675)       $555,899


(1) The pro forma condensed combined consolidated balance sheet reflects the $23.0 million of cash used to purchase 410,100 shares of the outstanding common stock of the Bank and $12.3 million of goodwill which is being amortized over a 20 year period. Professional fees and transaction costs, approximately $507,000, have been capitalized to goodwill. No other purchase accounitng adjustments were made to the assets and liabilities of the Bank as of the acquisition date since there was no material differences between the fair values and carryinh values on that date.


             Proforma Combined Condensed Statements of Income
              Three months ended March 31, 1999 (unaudited)
              (Dollars in Thousands, Except Per Share Data)


                                                              Greater          First Savings
                                                             Community       Bancorp of Little         Pro forma
                                                              Bancorp           Falls, Inc.           Adjustments          Pro forma

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Loans and fees                                                $4,306               $2,176                  $ -             $6,482
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Federal funds sold and deposits with other banks                 308                  151                 (176)(1)            283
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Investment securities                                          1,458                  827                    0              2,285
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
        Total interest income                                  6,072                3,154                 (176)             9,050
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Deposits                                                       1,879                2,070                    0              3,949
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Short term borrowings                                            246                    8                  151 (1)            405
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Long term borrowings                                             575                                         0                575
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
        Total interest expense                                 2,700                2,078                  151              4,929
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Net interest income                                            3,372                1,076                 (327)             4,121
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
PROVISION FOR POSSIBLE LOAN LOSSES                               111                    -                    0                111
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
   for possible loan losses                                    3,261                1,076                 (327)             4,010
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
OTHER INCOME:                                                  1,383                   41                    0              1,424
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
OTHER EXPENSES:                                                3,242                  904                  154 (2)          4,300
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                     1,402                  213                 (481)             1,134
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
INCOME TAXES                                                     515                   85                 (118)(1)            482
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------==============--===================---==================----===============
NET INCOME                                                      $887                 $128                ($363)              $652
-------------------------------------------------------==============--===================---==================----===============
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Per share data:
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Net income per common share - basic                           $ 0.17               $ 0.29                                  $ 0.12
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Average number of common shares basic                          5,340                  440                                   5,340
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Net Icome per common share - diluted                          $ 0.16               $ 0.29                                  $ 0.12
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Average number of commons shares
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
   and equivalents diluted                                     5,531                  440                                   5,531
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------





Interest income, net was reduced by $327,000 (or 5.91% of $11.9 million of interest bearing deposits and 5% of $12.1 million of borrowings) reflecting the decrease in aavailable cash to earn interest income and the increase in interest expense on pro forma borrowings. Amortization of goodwill over a twenty year period.

----------------------------------------------------------------------------------------------------------------------------------
             Proforma Combined Condensed Statements of Income
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
              Three months ended March 31, 1998 (unaudited)
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
              (Dollars in Thousands, Except Per Share Data)
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                                              Greater           First Savings
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                                             Community        Bancorp of Little
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                                              Bancorp            Falls, Inc.         Adjustments           Pro forma
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Loans and fees                                               $ 3,788                $2,217                 $0               $6,005
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Federal funds sold and deposits with other banks                 136                  $105               (176)(1)               65
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Investment securities                                          1,967                  $957                  0                2,924
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
        Total interest income                                  5,891                $3,279               (176)               8,994
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Deposits                                                       2,156                $2,093                  0                4,249
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Short term borrowings                                             66                    $9                151 (1)              226
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Long term debt                                                   593                    $0                  0                  593
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
        Total interest expense                                 2,815                $2,102                151                5,068
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Net interest income                                            3,076                $1,177               (327)               3,926
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
PROVISION FOR POSSIBLE LOAN LOSSES                               120                   $25                  0                  145
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    for possible loan losses                                   2,956                $1,152               (327)               3,781
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
OTHER INCOME:                                                    918                   $43                  0                  961
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
OTHER EXPENSES:                                                2,690                  $803                154 (2)            3,647
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                     1,184                  $392               (481)               1,095
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
INCOME TAXES                                                     413                  $165               (118)(1)              460
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------=================--====================--=================----=================
NET INCOME                                                     $ 771                 $ 227              ($363)               $ 635
----------------------------------------------------=================--====================--=================----=================
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Per share data:
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Net income per common share - basic                            $0.15                 $0.52                                   $0.12
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Average number of common shares basic                          5,287                   440                                   5,287
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Net income per common share - diluted                          $0.14                 $0.52                                   $0.11
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Average number of commons shares
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
   and equivalents diluted                                     5,663                   440                                   5,663
-----------------------------------------------------------------------------------------------------------------------------------



(1) Interest income, net was reduced by $327,000 (or 5.91% of $11.9 million of interest bearing deposits and 5% of $12.1 million of borrowings) reflecting the decrease in aavailable cash to earn interest income and the increase in interest expense on pro forma borrowings. (2)Amortization of goodwill over a twenty year period.

-----------------------------------------------------------------------------------------------------------------------------------
              Proforma Combined Condensed Statements of Income
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
              Year ended December 31, 1999
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
               (Dollars in Thousands, Except Per Share Data)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                               Greater          First Savings
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                              Community        Bancorp of Little     Pro forma
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                               Bancorp           Falls, Inc.        Adjustments          Pro forma
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Loans and fees                                                  $16,335             $8,921    $               -          $25,256
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
Federal funds sold and deposits with other banks                  1,183                517              (703)(1)             997
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
Investment securities                                             7,348              3,650                 0              10,998
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
        Total interest income                                    24,866             13,088              (703)             37,251
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
Deposits                                                          9,019              8,510                 0              17,529
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
Short term borrowings                                               633                 36               605 (1)           1,274
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
Long term borrowings                                              2,357                                    0               2,357
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
        Total interest expense                                   12,009              8,546               605              21,160
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
Net interest income                                              12,857              4,542            (1,308)             16,091
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
PROVISION FOR POSSIBLE LOAN LOSSES                                  520                138                 0                 658
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Net interest income after provision
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   for possible loan losses                                      12,337              4,404            (1,308)             15,433
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OTHER INCOME:                                                     4,656                163                 0               4,819
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OTHER EXPENSES:                                                  11,450              3,206               616 (2)          15,272
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INCOME BEFORE INCOME TAXES                                        5,543              1,361            (1,924)              4,980
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INCOME TAXES                                                      2,000                487              (458)(1)           2,029
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

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---------------------------------------------------------===============-==================--================-----===============
NET INCOME                                                       $3,543                874            (1,466)             $2,951
---------------------------------------------------------===============-==================--================-----===============
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Per share data:
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Net income per common share - basic                               $0.67              $1.99                                 $0.55
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Average number of common shares basic                             5,297                440                                 5,340
---------------------------------------------------------------------------------------------------------------------------------
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Net Icome per common share - diluted                              $0.65              $1.99                                 $0.53
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Average number of commons shares
---------------------------------------------------------------------------------------------------------------------------------
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   and equivalents diluted                                        5,487                440                                 5,531
---------------------------------------------------------------------------------------------------------------------------------
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


(1) Interest income, net was reduced by $327,000 (or 5.91% of $11.9 million of interest bearing deposits and 5% of $12.1 million of borrowings) reflecting the decrease in aavailable cash to earn interest income and the increase in interest expense on pro forma borrowings. (2)Amortization of goodwill over a twenty year period.

 Item 7(c)  -  Exhibits
The following exhibit is being filed with this Report and is attached hereto:

  99.1 Certificate of Merger filed with the New Jersey Secretary of State on March 31, 1999 relating to the merger of GCB Acquisition Corp. (acquired corporation) with and into First Savings Bancorp of Little Falls, Inc. (surviving corporation), which thereby became a wholly-owned subsidiary of the Corporation.




                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      GREATER COMMUNITY BANCORP
                                   ..............................
                                           (Registrant)


       June 14, 1999               /s/ Naqi A. Naqvi
Date .........................     ..............................
                                           (Signature)

                                        NAQI A. NAQVI
                                        Treasurer & C.F.O.
                                  EXHIBIT 99.1

         CERTIFICATE OF MERGER OF GCB ACQUISITION CORP. WITH AND
         INTO FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.

TO:  SECRETARY OF STATE
     STATE OF NEW JERSEY

  Pursuant to the provisions of Section 14A:10-4.1 of the New Jersey Business Corporation Act, N.J.S.A. 14A:1-1 et seq., the undersigned corporations hereby certify as follows:
  1. The names of the merging corporations are GCB ACQUISITION CORP. and FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. The merging corporations are business corporations of the State of New Jersey.

  2. FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. is the surviving corporation of the merger and the name of the surviving corporation following the merger is FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.

  3. Attached hereto and made a part hereof is a copy of the Plan of Merger for the merger of GCB ACQUISITION CORP. and FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. as approved by the directors and the shareholders entitled to vote of each of said merging corporations.

  4. The Plan of Merger was approved by the sole shareholder of GCB ACQUISITION CORP. on September 4, 1998.

 5. The Plan of Merger was approved by the shareholders of FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. on January 19, 1999.

  6. With respect to each corporation, the number of shares entitled to vote on the plan of merger and the number of shares voted for and against the plan, respectively, are as follows:
                                         Number of Shares
                                  Entitled      Voted      Voted
Name of Corporation               to Vote        For      Against

GCB ACQUISITION CORP.
(Merging Corporation)              1,000        1,000      -0-

FIRST SAVINGS BANCORP OF
LITTLE FALLS, INC.
(Surviving Corporation)          440,100      430,675      -0-



  7. The Registered Agent of FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. immediately prior to the effective date of the merger is Haralambos S. Kostakopoulos and its Registered Office in New Jersey at which such Agent may be found is 7 Center Avenue, Little Falls, NJ 07424. The Registered Agent of FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. immediately following the merger will be NAQI A. NAQVI and its Registered Office will be 55 UNION BOULEVARD, TOTOWA, NJ 07512.

                                                         5

  8. Pursuant to N.J.S.A. 14A:10-4.1(2), the merger provided for herein shall become effective at the later of (a) the date of filing of this Certificate of Merger with the Secretary of State of New Jersey or (b) 12:01 a.m. on April 1, 1999.

  IN WITNESS WHEREOF, the corporations have executed this Certificate of Merger on March 31, 1999.

GCB ACQUISITION CORP.
(Merging Corporation)

By: /s/ George E. Irwin
   George E. Irwin, President

FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
(Surviving Corporation)

By: /s/ Haralambos S. Kostakopoulos
    Haralambos S. Kostakopoulos, President


+++++++++++++++++++++++++++????
PLAN OF MERGER OF GCB ACQUISITION CORP. AND

FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.


  1. This Plan of Merger is to be approved and implemented pursuant to and in accordance with the Business Corporation Act of the State of New Jersey, Title 14A of the New Jersey Statutes (the "Act"), Chapter 10, N.J.S.A. 14A:10-1 et seq., and that certain agreement entitled "Agreement and Plan of Merger" dated September 4, 1998, by and among GREATER COMMUNITY BANCORP, GCB ACQUISITION CORP. and FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
(the "Merger Agreement").

  2. The names of the corporations proposing to merge are GCB ACQUISITION CORP. and FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. Both of such corporations are business corporations organized and existing under the Act.

  3. GCB ACQUISITION CORP. shall be merged with and into FIRST SAVINGS BANCORP OF LITTLE FALLS, INC., which shall be the surviving corporation upon the effective date of the merger and which shall continue to exist as the surviving corporation under its present name pursuant to the provisions of the Act. FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. is hereinafter sometimes referred to as the "Surviving Corporation." The separate corporate existence of GCB ACQUISITION CORP. shall cease upon the effective date of the merger in accordance with the provisions of the Act. GCB ACQUISITION CORP. is hereinafter sometimes referred to as the "Acquired Corporation."

  4. The Certificate of Incorporation of FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. upon the effective date of the merger shall be the Certificate of Incorporation of the Surviving Corporation and said Certificate of Incorporation shall continue in full force and effect until amended in the manner prescribed by the provisions of the Act.

  5. The Bylaws of GCB ACQUISITION CORP. upon the effective date of the merger shall be the Bylaws of the Surviving Corporation and said Bylaws shall continue in full force and effect until changed, altered or amended in the manner prescribed by such Bylaws and the provisions of the Act.

  6. Upon the effective date of the merger, GEORGE E. IRWIN shall take office as the Surviving Corporation's sole director, and shall hold his directorship until the election and qualification of his successor(s) or until his tenure is otherwise terminated in accordance with the Surviving Corporation's Bylaws.

  7. Until the election and qualification of their respective successors, the officers of GCB ACQUISITION CORP. on the effective date of the merger will take office as the officers of the Surviving Corporation. As soon as is practicable following the effective date of the merger, the Surviving Corporation's










Plan of Merger                                       Page 2


director shall meet or otherwise take proper corporate action to consider the election of additional or different officers of the Surviving Corporation, the change of authorized signers on its bank accounts, and other matters affected by the merger.

  8. Each share of Common Stock of FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. issued and outstanding immediately prior to the effective date of the merger shall be converted into a right to receive $52.26, subject to adjustment as provided in Section 1.5 of the Merger Agreement and further subject to the provisions of Section 1.6 thereof; provided that the total conversion amount shall not exceed $23,000,000.

  9. Each share of Common Stock of GCB ACQUISITION CORP. issued and outstanding immediately prior to the effective date of the merger shall remain outstanding immediately after the merger as an identical share of Common Stock of the Surviving Corporation.

  10. The proper officers of the Acquired Corporation and the Surviving Corporation, respectively, shall execute and file a Certificate of Merger as prescribed by the Act and shall do any and all other acts and things, and shall make, execute, deliver, file, and/or record any and all other instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect the merger provided for herein and in the Merger Agreement.

  11. The effective date of the merger herein provided for shall be the date of filing of a Certificate of Merger with the Secretary of State of the State of New Jersey in accordance with the Act or such later date as may be specified in such Certificate of Merger.